                                                                   EXHIBIT 10.42

                                TENANCY AGREEMENT

                             FOR INDUSTRIAL PREMISES

                                     BETWEEN

                               JORENT TECHNO GmbH

                              CARL-ZEISS-STRASSE 1

                                   07743 JENA

                                 (AS LANDLORD)

                                      AND

                      BROOKS-PRI AUTOMATION (GERMANY) GmbH

                             GOSCHWITZER STRASSE 25

                                   07745 JENA

                                   (AS TENANT)

THE FOLLOWING TENANCY AGREEMENT IS ENTERED INTO:

Owner of the let property is LEUTRA SAALE Gewerbegrundstucksgesellschaft mbH & Co. KG, Carl-Zeiss-Strasse 1 in 07743 Jena. JORENT Techno GmbH is the general tenant of the property and as such is authorised to let the rental property to the Tenant.

                            RENTAL PROPERTY: HALL 1/2

                       KONRAD-ZUSE-STRASSE 8 IN 07745 JENA

                               (INDUSTRIAL AREAS)

                                                                               1

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                            CLAUSE 1 RENTAL PROPERTY

(1) The rental property comprises the areas marked in colour in the floor plans of Hall 1 attached to this Tenancy Agreement as APPENDIX 1 and APPENDIX 2, for a

                            TOTAL AREA OF 1,113 m(2)

(2) The net floor space of the hall, ignoring the separating areas, is applicable for the purposes of determining the rent and the allocation of operating and management expenses.

         Any divergence of the stated areas in m(2) up to 3% from the actual situation shall not be grounds for entitlement to change the rent, either for the Landlord or for the Tenant. In the event of divergence greater than 3%, the rent shall be re-calculated in accordance with the actual situation.

(3) The Tenant shall take over the rented premises in their present state. All further building work required for the purpose of the rental is the Tenant's responsibility. In this respect the Tenant is obliged to inform the Landlord, to the extent required by the construction procedures, of decisions, planning documentation and other specifications that are necessary or expedient for its building work, or to provide these to the Landlord, in sufficient time that the construction procedure is not hindered.

         This shall apply accordingly to the extent that, after or during the extension work to be carried out by the Landlord, further construction work is to be carried out by the Landlord in order to finish the rental property and/or the overall building work, for carrying out the construction work itself on the Tenant's side. To the extent that the Landlord is hindered in this respect by the Tenant through omission, or co-operation that is not provided in due time, this must be notified by the Landlord to the Tenant in writing. Hindrances resulting from omission, or from co-operation that is not provided in due time, shall not, if applicable, lead to a corresponding postponement of the start of the rental period as defined in Clause 3 (1) of this Agreement, if the Landlord has notified the hindrances to the Tenant in writing.

         In addition, the Tenant shall assume as required all the costs for official applications, approvals and charges associated with its own building work.

         Additional keys for the rented premises and/or communal areas may not be made without the written consent of the Landlord. Additional keys are to be handed over to the Landlord at the end of the rental period. The Landlord shall not be liable to reimburse the cost of making the keys when they are handed over.

                                                                               2

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                              CLAUSE 2 PURPOSE OF THE RENTAL

(1) The rental property shall be let to the Tenant for operation as the following trade:

                        OFFICE, ASSEMBLY AND STORAGE AREA

(2) The rental property may only be used for the contractually agreed purpose. Any change to the usage type during the period of the contractual relationship shall be notified to the Landlord by registered letter and requires the prior approval of the Landlord.

(3) On the part of the Tenant, no explosive materials may be stored or processed, and no activities may be carried out that in any way involve an increase in the insurance risk for the rental property, and/or contravene official regulations.

(4) To the extent that the Landlord has opted for sales tax, the Tenant is obliged to use the rental property exclusively for generating turnover subject to sales tax (Section 9 (2) UStG [Sales Tax Act]) within the scope of its business operations. These obligations also apply in the event of any permitted sub-letting or transfer to third parties for use.

                      CLAUSE 3 RENTAL PERIOD / TERMINATION

(1)      The tenancy shall commence on 1 MAY 2003.

(2) The tenancy is for an indefinite period. The parties to the agreement may terminate the tenancy with a period of notice of 6 MONTHS TO THE END OF A QUARTER.

(3) Notice of termination must be served by registered letter, with the declaration being received by the other party by the third working day of the first month of the period of notice at the latest. Application of Section 545 BGB [German Civil Code] is excluded.

(4) The Landlord may terminate the Tenancy Agreement with immediate effect without observing a period of notice, if major cause exists; in particular if, after written reminder by the Landlord, any of the following conditions apply: the Tenant is in

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         arrears with payment of the rent or ancillary charges for more than two months to an amount exceeding two month's rent; bankruptcy or composition proceedings are initiated on the Tenant's assets, or rejected due to lack of assets; the Tenant continues a use of the rental property that is contrary to contract, despite a written reminder by the Landlord, or does not use it for the agreed purpose;
         the Tenant infringes the Landlord's rights to a substantial extent, in particular by transferring the rental property without permission to a third party, in whole or in part; or significantly compromises the rental property or the building through usage contrary to contract or neglect of the care which it (the Tenant) owes; or if the Tenant breaches its obligations culpably and to such an extent that it is no longer reasonable for the Landlord to accept continuation of the tenancy.

         This is without prejudice to statutory provisions concerning the right to extraordinary termination.

(5) In the event of termination of the Agreement under paragraph (4), the Tenant shall be liable for the whole or partial loss of the rent, ancillary charges and other payments agreed under this contract. This shall apply in particular if the rental property remains unoccupied or has to be rented out more cheaply after the Tenant leaves until the end of the agreed rental period. In such a case the Tenant cannot argue that the next tenant is prepared to conclude a new tenancy agreement if the Landlord is not willing to enter into a contract with the latter for logical objective reasons. This is without prejudice to further claims for compensation on the part of the Landlord.

                                  CLAUSE 4 RENT

(1)       The rent for the rental areas as defined in Clause 1 (1) is initially:

From 1 May 2003, the monthly basic net
  rent is:

For the overall rental area..................  1,113m(2) =       15,300 EUR

Net amount...................................                    15,300 EUR

Plus VAT, currently 16%......................                     2,448 EUR

Gross rent...................................                    17,748 EUR

         The following agreements are also made:

         By agreement with and on the request of the Tenant, and with due consideration of

                                                                               4

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         delivery deadlines, approval periods, etc., the Landlord shall provide the following services promptly after receiving the Agreement signed by the Tenant:


         1. Extension of the existing air-conditioning system by the addition of appropriate humidification. Cost shall be borne by the Landlord without allocation to the rent.

         2. Extension of the existing air-conditioning system in the clean-room area by 100 KW on the basis of the quotation from the Brockmann company dated 8 July 2003. The Landlord shall finance the cost of approx. EUR 100,000 in advance.

         3. Commissioning the work required on the electrical system in order to meet the conditions to extend the air-conditioning system to 200 KW if required. The Landlord shall finance the cost of approx. EUR 40,000 in advance.

         4. The Brooks company shall pay 40% of the basic rent of EUR 15,300 net plus VAT as stated in Clause 4(1) until completion of the technical equipping of the clean-room areas in accordance with points
         1. to 3. above, with retro-active effect to the start of the Tenancy Agreement.

         5. After completion of the work specified under points 2. and 3., the total cost (maximum EUR 150,000) shall be apportioned to the rent in monthly instalments over a period of 10 years. Once the total cost has been submitted, an amendment to the Tenancy Agreement shall be prepared with the exact figures.

         6. In the event that the Agreement terminates prior to the end of 10 years after the start of the apportionment for reasons that the Landlord is not responsible for (e.g. termination without notice as a result of rent arrears), the residual amount of the investment, plus the costs for installation of the humidification of approx. EUR 25,000, which had not been financed via the monthly instalments, shall become due at the end of the Agreement in one lump-sum.

         ------------------------------------------------------------------------------------
         From 1 May 2003, the monthly net payment on account for operating expenses is:
         ------------------------------------------------------------------------------------
         For the overall rental area under Clause 5 (3) currently 1,113 m(2) =   3,979.50 EUR
         ------------------------------------------------------------------------------------
         Plus VAT, currently 16%                                                   636.72 EUR
         ------------------------------------------------------------------------------------
         Gross payment on account                                                4,616.22 EUR
         ------------------------------------------------------------------------------------

(2) If the Consumer Price Index for Germany (basis in 2000 = 100 points), as officially determined and published by the Federal Office of Statistics for the Federal Republic of Germany, changes overall by 5% or more in comparison with the level at the time of concluding the Agreement, each party to the contract has a right to adjustment of

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         the rent in the same percentage proportion. This change shall be effective from the month in which 5% and more has been reached.

         If the parties to the contract do not reach agreement within 2 months from assertion of the demand for adjustment, the adjusted amount can be determined by the Landlord at its discretion within the scope of legal admissibility under Section 315 BGB [German Civil Code].

(3) If the rent is adjusted as a result of the above index clause, the clause shall apply again in accordance with the provisions of the previous paragraph and the rent is to be re-adjusted accordingly as soon as the above-mentioned cost-of-living index changes again by at least 5%.

(4) The Landlord (in the case of an increase in rent) or the Tenant (in the case of a reduction) must inform the other party of this change by submitting a statement. If this is not done immediately, it does not mean that the adjustment has been waived. The Tenant does not come into arrears with payment of the increased amounts, however, and the Landlord does not come into arrears with refunding the reduced amounts, until receipt of the respective statement.

(5) If the indexing arrangement as set forth in paragraph (2) is replaced by a new one during the term of the Agreement, it will be necessary to transfer to a new original arrangement. The time of the transition is the month from which the Euro amount of the index trend was adjusted for the last time. Payment obligations from the past are to be considered completed; the amounts of money paid shall not be re-calculated with retro-active effect once again because of new arrangements for the index.

                   CLAUSE 5 OPERATING AND MANAGEMENT EXPENSES

(1) Operating and management expenses incurred by the Landlord through the intended use of the rental property described in Clause 1 (1) are to be borne pro rata by the Tenant, in particular including the expenditure formulated in Appendix 3 to Clause 27 of the II Charging Regulation, to the extent that they are actually incurred in the rental property, for:

         a) the on-going public charges on the land, especially the tax on real estate,

         b)       the cost of the water supply,

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         c)       the cost of drainage,

         d) the cost of operating the central heating system in the hall, including the flue gas system; operating the central fuel supply system; the self-contained commercial supply of heat, cleaning and maintaining self-contained central heating,

         e) the cost of operating the central water supply system based on consumption as measured,

         f) the cost of interconnected heating and warm-water supply systems,

         g) the cost of operating mechanical passenger lifts and goods lifts,

         h) the cost of street-cleaning and the cost of clearing snow and ice in winter,

         i)       the cost of cleaning the building and of disinfestation,

         j)       the cost of maintaining external facilities,

         k)       the cost of power supply, e.g. lighting, power current,

         l)       the cost of chimney-cleaning, unless covered by points d; e;
         f,

         m) the cost of property insurance and liability insurance for the building,

         n)       the cost of caretaker services,

         o) the cost of operating the communal antenna system or a cable connection,

         p) the cost of operating and maintaining the technical facilities,

         q) the cost of security services, and the cost of property management,

         r)       other operating costs, e.g.:

                  - gutter cleaning

                  - maintaining and operating the fire alarm system

                  - maintaining fire extinguishers

                  (checking / changing the extinguishing material)

                  - maintaining and inspecting lightning conductor systems

         as well as the pro rata costs of the maintenance and repair work to be carried out by the Landlord outside the rental property in accordance with Clause 8 (4).

         The Tenant shall enter into contracts directly with utility companies for the supply / disposal of water / sewage and heating.

         The expenses incurred in the rental premises for telephone, cleaning and other services are to be regulated by contract between the Tenant and the service providers, and settled directly with the latter.

                                                                               7

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(2)      To the extent that operating and management expenses are not borne directly by the Tenant, the Tenant shall make a reasonable monthly payment on account for the operating and management expenses, set by the Landlord at its discretion. The Landlord shall issue a statement covering these expenses six months after a statement period at the latest. The Tenant is entitled to inspect the documents on which the statement is based and to make copies of these documents, or to request them from the Landlord at its own expense. The Tenant is entitled to assert objections in writing within a time limit of four weeks after receipt of the statement. Any additional payments or over-payments are to be settled within eight weeks by the Tenant (after receipt of the statement) or by the Landlord (after issue of the statement). The statement period is deemed to be the calendar year.

(3) The Landlord has the right and the duty to adjust appropriately the amount of the payment on account at its own discretion while taking into account the expenses that are actually incurred and settled after each annual statement; in the event of extraordinary rises in particular cost types with the corresponding impact on the overall costs, or if new public levies are introduced, the Landlord is also entitled to adjustment during a statement period with effect to the first day of the month following the increase, although in any case after 30 days with prior announcement. The Landlord is entitled, at any time and even with effect for the statement period that is current at the time, to establish at its discretion a new distribution method for the operating costs (in whole or for individual cost types), provided this is appropriate.

         CLAUSE 6 DUE DATE ARRANGEMENTS, PAYMENT AND ARREARS OF PAYMENT

(1) The rent, including the payment on account for the operating and management expenses plus sales tax (VAT), is due for payment monthly in advance, exempt from charges, by the third working day of each month at the latest, to the account indicated by the Landlord. At the start of the rental, this account is:

                             Account No.: 41 53 863

                            c/o HypoVereinsbank Jena

                              Sort Code: 830 200 87

(2) If the Tenant gets into arrears with payment of the rent or the payment on account for the operating and management expenses, it shall be obliged to pay default interest of

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         4% above the prevailing base rate of interest with the payment that is next due to the Landlord.

                        CLAUSE 7 PROVISION OF A SECURITY

(1) The Tenant shall provide an interest-bearing deposit of two months' rent including payment on account for operating costs plus VAT for the purpose of covering all of the Landlord's claims arising from this Agreement. The deposit can also be provided in the form of an indefinite, unconditional and directly enforceable bank guarantee, at the Tenant's option.

         The deposit is to be increased in the same percentage as the rent as agreed in Clause 4 of this Agreement and/or the payments on account for operating and management expenses as determined. If the rent and/or operating expenses change, the Tenant must top up the security payment in the way indicated above, as soon as the amount to be added is at least EUR 250.

(2) Offsetting on the part of the Tenant using the claim for repayment arising from the deposit against accounts receivable by the Landlord during the rental period is excluded.

(3) The Landlord can settle its due claims from the deposit after informing the Tenant in advance even during the tenancy. In this circumstance the Tenant is obliged to increase the deposit total back to the original amount within four weeks after written demand by the Landlord.

(4) The Landlord must hand over the deposit / guarantee to the Tenant immediately after ending of the tenancy, if and to the extent that the Tenant has met all the claims of the Landlord arising from this Agreement.

   CLAUSE 8 STATE OF THE RENTED PREMISES / MAINTENANCE OF THE RENTAL PROPERTY

(1) The Tenant makes use of the rental property, i.e. the rental property is in a state suitable for the contractually agreed purpose and is free of defects that nullify or reduce the value of the rental property or its suitability for the contractually agreed purpose.

                                                                               9
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(2)      The handover took place at the time of a joint inspection by the parties. On signing the handover certificate, the Tenant has acknowledged the condition of the rental property as specified in the contract.

         The Tenant must tolerate adverse effects arising from remaining work or other construction work relating to completion of the building as part of the overall project. These adverse effects do not entitle the Tenant to a reduction in rent.

(3) The Tenant is obliged to treat the rental property with care. The maintenance and repair of the rental property caused by use as specified must be performed by the Tenant up to EUR 150.00 in a single case in the case of minor repairs, up to a maximum amount of EUR 1,500.00 per year, plus the prevailing sales tax (VAT). This maximum amount is subject to the provision agreed in Clause 4 (3) on altering the rent. The Tenant's obligation to repair does not include parts of the exterior shell, repair work to the roof and the building's service pipes. Redecorating is to be carried out professionally at appropriate intervals using materials that correspond to the standard of the rental property. If the rented areas or any communal facilities are destroyed or damaged, in whole or in part, through design errors in the supporting building parts, fire, explosion, lightning, storm, force majeure, war or other events, this Tenancy Agreement shall lapse after the Landlord has declared that it will not re-build within 3 months. The Landlord undertakes to issue this declaration within 2 weeks after the loss has arisen. If it is no longer possible to use the damaged or destroyed premises or areas as per the contract, the Tenant's obligation to pay the rent shall cease from the date of the loss event.

(4) The Tenant shall notify the Landlord promptly of damage to the rental property. The Tenant shall be liable to pay compensation for loss caused through not notifying in tune. Maintenance and repair of the roads outside the rental property are the Landlord's responsibility, which can require reimbursement of the expenses incurred in this respect in the context of the statement on the operating and management expenses pro rata from the Tenant subject to the provisions of Clause 5
         (2).

(5) Substantial alterations to and in the rented premises by the Tenant, in particular conversions and fixtures, installations, etc., may only be undertaken by the Tenant with the prior consent of the Landlord.

                                                                              10

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(6)      The Landlord may make improvements and constructional alterations which become necessary for the maintenance or extension of the building or rental property or to prevent imminent hazards or repair damage, even without the consent of the Tenant. Nonetheless, while carrying out the work required for this purpose, the operational procedures and the interests of the Tenant are to be taken into consideration and the Landlord must co-ordinate the relevant measures with the Tenant. This also applies to work and building that, although not necessary, are expedient to carry out. The Landlord must in any case notify the Tenant about the nature and scope of the proposed work in writing in good time prior to the work being carried out.

         To the extent that the Tenant must tolerate the corresponding work, it can neither reduce the rent nor demand compensation nor exercise a right of retention. The Tenant shall only be entitled to these rights if, as a result of the measures, it is only possible to make restricted use of the rental property or parts thereof.

(7) The Landlord is entitled to enter the rental property at any time for major cause, otherwise during normal business hours. If possible, the Landlord must inform the contact person designated by the Tenant in advance of its visit.

                         CLAUSE 9 WARRANTY AND LIABILITY

           INSURANCE OF THE TENANT'S OBJECTS BROUGHT INTO THE PROPERTY

(1) The Tenant is barred from asserting warranty rights arising from a defect in the rental property or due to delay by the Landlord in remedying a defect, provided the defect was not caused by the Landlord intentionally or with gross negligence. This is without prejudice to the Tenant's claim for remedying the defect.

(2) The Tenant shall be liable for damage to the rental property, its fittings, facilities and installations, the communal areas of the building and all the facilities belonging to the building by itself, its employees, any sub-tenants, customers and suppliers. This shall apply in particular for any impairment of the rental property through setting up equipment or through storing items. The Tenant is responsible for proving that culpable conduct was not involved.

(3) The Tenant must deduct any amounts that it receives from insurance payments, or could have received on taking out the appropriate insurance agreements, from any loss or claims for compensation.

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(4)      If the Landlord should sell the rental property or the entire building in the future, the application of Section 566 (2) BGB [German Civil Code] is excluded.

(5) The Landlord shall take out the normal buildings insurance policies, which shall not cover fixtures and extensions on the part of the Tenant. The Tenant shall bear the appropriate cost of a higher level of insurance by the Landlord, if requested by the Tenant.

(6) The Tenant is not entitled to either compensation or rent reduction in the event of failure of the Landlord's services agreed in this contract as a result of strike, force majeure and other reasons that the Landlord cannot avert. This applies in particular to the failure of water, electricity, fuel, etc., and the consequences thereof. The external actions of third parties, e.g. traffic diversions, excavations, road blockages, noise/smell/dust pollution or similar, are not grounds, irrespective of the extent, for a deficiency in the rental property, provided they are not the responsibility of the Landlord.

(7) It is the Tenant's responsibility to insure the Tenant's objects brought into the property. The Landlord shall not be liable for loss or damage to these objects brought into the property, regardless of the reason for the loss, unless the Tenant proves that the Landlord has culpably caused the loss or damage.

(8) Loss of keys is to be notified immediately to the management or the Landlord. If a central locking system is installed in the property, the Landlord can demand restoration of the full functionality of the central locking system. The costs incurred shall be charged to the Tenant.

                   CLAUSE 10 OFFSETTING / RIGHTS OF RETENTION

The Tenant may only offset against claims for rent that is due, and claims arising from payments on account of operating and management expenses, using those counter-claims that are undisputed or established with legal force. The assertion of retention rights, and rights to withhold performance, are excluded unless they are based on counter-claims that are undisputed or established with legal force.

                                                                              12

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   CLAUSE 11 SETTING UP MACHINERY, PROVISION AND USE OF HEATING, VENTILATION,
                         ELECTRICITY AND OTHER SERVICES

(1) Prior to setting up machinery and equipment in the rented premises, the Tenant must enquire about the permitted load on the ceilings from the Landlord and obtain the latter's permission for installation. If, as a result of exceeding this permissible limit on the load, the Tenant or Landlord or a third parry sustains any injury or loss, the Tenant shall be solely responsible and liable to pay compensation.

(2) Furthermore, the machinery and equipment must be removed at the request of the Landlord if adverse effects on the property become apparent, e.g. through cracks in the walls resulting from shaking.

(3) The basic heating system and/or the air-conditioning system shall be kept running during the normal operating period depending on the requirements of the tenants as a whole. Air-conditioning systems (if present) shall be operated throughout the year. DIN stipulations shall apply to the room temperature. If a tenant does not make any use of the heating etc., this shall not provide exemption from the obligation to share in the costs.

(4) The existing mains networks for electricity (including any existing cabling for phone, data and antenna), gas, water and heating etc. may only be used by the Tenant to an extent that does not cause an overload of the existing facilities. The Tenant can cover its additional needs by expanding the supply lines at its own expense, with the prior written consent of the Landlord. Re-locating any other mains networks within the rental property or building also requires the written consent of the Landlord.

(5) In the event of disruption or damage to the supply lines, the Tenant must ensure that they are switched off immediately and must inform the Landlord. In the event of danger in delay, the Tenant itself is obliged to ensure removal of the immediate hazard at once. The Landlord shall arrange for further clearance of the damage unless the Tenant is responsible for maintenance and repair under this Agreement. If this is not the case, the Landlord must also bear the cost of immediate removal of the hazard.

         For the purpose of preventing exceptional potential dangers outside normal working hours, the Tenant shall designate a responsible contact person for the Landlord and

                                                                              13

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         make the necessary additions in good time, or whether and under what circumstances the Landlord is granted access to the rented premises with the required disaster staff.

(6) Waste from the Tenant's trade activities (provided it does not involve office waste and bulky waste) may not be tipped into the rubbish bins provided by the Landlord for general use, but must be removed by the Tenant itself. Ordinary waste is to be reduced to small pieces and emptied into the containers provided. If there are facilities to dispose of the waste according to different types, e.g. used paper, cardboard boxes, glass, plastics, the Tenant must use them. Irrespective of this, the Tenant must take special waste such as batteries, paint, oil, to public collection points.

         If contamination is caused on the site during transport or other activities, the Tenant must remove these immediately.

                              CLAUSE 12 SUB-LETTING

(1) The Tenant is not authorised to sub-let the rental property or transfer use to third parties in any other way, without the written consent of the Landlord. Permission may not be refused by the Landlord unless there is a significant reason for refusing permission to the sub-tenant or the sector which it represents. A significant reason exists in particular in a case where the sub-tenant does not sub-let to businesses within the meaning of the UStG [Sales Tax Act], which use the site/building exclusively for turnover which does not exclude deduction of input tax, or intend to use it for such purpose. The permission that is granted applies only to the particular case and can be revoked at any time for significant reason in this case too.

(2) Should the Tenant nevertheless sub-let to other businesses which generate turnover that excludes deduction of input tax, the rent for this rented area shall be increased by the amount of the loss incurred for the Landlord. This is without prejudice to more extensive claims on the part of the Landlord.

(3) In the eventuality of subletting, the Tenant assigns to the Landlord now at this stage as security the claims to which it is entitled against the sub-tenant, in addition to liens in the amount of the Landlord's rent claim.

                     CLAUSE 13 RETURN OF THE RENTAL PROPERTY

(1) When the tenancy ends, the Tenant is obliged, to the extent that it has made constructional changes to the rental property, to revert the rental property to its original state. At the request of the Landlord, the Tenant is obliged to pay to the Landlord the amount of the relevant deconstruction costs, as calculated on the basis of an architect's estimate corresponding to the appropriate standards, instead of carrying out the respective building work. Otherwise the Tenant is obliged to return the rental property in a state meeting its obligation under Clause 8 (3).

(2) The Tenant-must return the rental property swept clean on ending of the Agreement. All keys, including those that were made by the Tenant at its own cost, are to be handed over to the Landlord without any charge.

(3) If the Tenant does not fulfil the obligations incumbent upon it, the Landlord may, after a period of grace associated with the threat of exclusion has expired without effect, have the rented premises opened, cleaned and redecorated, or have this work carried out by a specialist firm, and have new locks and keys fitted, all at the expense of the Tenant.

(4) The Tenant shall be liable to the Landlord for all losses arising from the rented premises not being vacated in good time. The Landlord may demand loss of rent for up to three months as compensation without having to prove the causal relationship between the Tenant's actions and the loss which occurred. This is without prejudice to further claims for compensation to be proved by the Landlord in terms of the reasons and the amount The Tenant is at liberty to prove that a loss did not occur or to a substantially lower extent.

(5) Fixtures and conversions that have not been removed shall become the property of the Landlord without compensation being payable to the Tenant.

(6) The Tenant must remove external advertising at its own expense by the handover of the rented premises. If the Tenant does not meet this obligation, or not in good time, the Landlord may, after setting a reasonable period of grace associated with the threat of exclusion, undertake this work itself at the expense of the Tenant, or have it done by third parties.

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

(7) During the last three months of the tenancy, the Tenant must permit "To let" signs be applied to windows or other suitable locations, and allow the property to be inspected by parties interested in renting it.

                        CLAUSE 14 JURISDICTION AGREEMENT

To the extent permissible under the law, Jena shall be the place of performance and exclusive jurisdiction for all obligations arising from this Agreement.

                           CLAUSE 15 FINAL PROVISIONS

(1) Amendments, additions and ancillary agreements to this Agreement must be in writing in order to be effective. If this correspondence is conducted verbally, by phone or in writing between the employees of the parties, such agreements require at all events written confirmation by senior management at the Landlord's in order to be effective.

(2) Should a provision of this Agreement be ineffective or contestable, this shall not affect the validity of the remaining provisions; in a case of this type, the parties must make new contractual agreements which correspond to the provision that has become ineffective or contestable. The same applies to gaps/loopholes in the Agreement.

(3)      This Agreement is also binding on any legal successors of the parties.

(4) To the extent that the tenancy is not regulated in this Agreement, the provisions of the BGB [German Civil Code] shall apply.

(5) The Tenant consents that the Landlord shall store the data required for drawing up the Agreement in files and shall hold this information in data collections for the purpose of central administration.

(6) The Landlord is entitled to issue "Rules of the house" for the individual buildings and/or for the industrial property as a whole, which includes regulation of the users of the rented property, the communal facilities and other matters affecting all tenants.

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

(7) The Tenant shall receive the option of renting parking places, telephone connections and communication devices. A quotation covering this shall be submitted separately to the Tenant on request.

JENA,                                JENA,
     ---------------------               ---------------------

JORENT TECHNO GmbH                   BROOKS-PRI AUTOMATION

                                     (GERMANY) GmbH

                                     /s/ Robert W. Woodbury
_________________________            --------------------------

(Landlord)                           (Tenant)

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